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                                                                    EXHIBIT 10.8


                                    SUBLEASE


1. PARTIES. This Sublease ("Sublease") is entered into as of the 9th day of August 1999, by and between Aerogen, Inc., ("Sublessee"), and Microbar, Inc., ("Sublessor"), as a Sublease under the Lease dated December 17, 1996, entered into by The Realty Associates Fund III, L.P., as Lessor ("Master Lessor"), as amended by that certain Amendment dated as of April 28, 1999 expanding the Premises (as defined thereunder) to include 1306 Orleans Drive ("Master Lease"). Sublessor warrants that there have been no changes to the terms of the Master Lease, with the exception of creating "The Third Amendment to Lease", a copy of which is attached hereto, marked Exhibit "A" and incorporated by reference. Pursuant to the Master Lease, Sublessor leases from Master Lessor approximately 98,500 of space (the "Original Premises") located in those certain buildings ("Buildings") at 1306 Orleans Drive, 1310 Orleans Drive and 1252 Orleans Drive, Sunnyvale, California. Except as otherwise expressly provided herein, any capitalized terms used herein and not defined, shall have the same meaning as they have in the Master Lease.

2.       PROVISIONS CONSTITUTING SUBLEASE.

         A. This Sublease is and at all time shall be subject and subordinate to the Master Lease. Sublessee shall take no action which would cause Sublessor to be in default of its obligations under the Master Lease, and Sublessee shall assume and perform all of its obligations under this Sublease, (including those obligations of Sublessor under Master Lease that are incorporated herein and are the obligation of Sublessee) and Sublessee shall indemnify and hold Sublessor harmless from and against all liability, costs, damages, claims, demands and expenses, including reasonable attorneys' fees and costs, arising out of Sublessee's failure to do so. Sublessor shall fully perform all of its obligations under the Master Lease (except to the extent any of the same are the obligation of Sublessee hereunder) and shall indemnify and hold Sublessee harmless from and against all liability, costs, damages, claims, demands and expenses, including reasonable attorneys' fees and costs, arising out of Sublessor's failure to do so. Each party's obligations under this Paragraph 2.A shall survive the expiration or earlier termination of this Sublease. Upon any termination of the Master Lease, this Sublease shall terminate concurrently therewith except as otherwise provided in the Consent of Landlord to Sublease and without any liability of Sublessor to Sublessee; provided, however, that a lease termination due to Sublessor's default of its obligations under the Master Lease or this Sublease, shall be subject to the indemnification set forth above. Sublessor shall not enter into any amendment or modification of the Master Lease materially adversely affecting Sublessee's use of or right to possession of the Premises (as defined below) without the prior written consent of Sublessee which will not be unreasonably withheld (and except as may be specifically permitted by this Sublease). Notwithstanding the foregoing, Sublessor shall have the right, at its sole election, to exercise any discretionary right to terminate the Master Lease granted Sublessor in the Master Lease as of the date hereof.

                                      1.
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         B. All of the terms and conditions contained in the Master Lease which are not in conflict with the provisions of this Sublease are incorporated herein with respect to the Premises, except for Article 1 paragraphs 5, 6, 7, 8, 9, 10, 11, 12, 15 and 18, Article III (but excepting Section 3.7 from this exclusion),
Section 4.6, Section 12.1, Article XX, Section 21.1, Exhibits A and D, and paragraphs 1 through 5.7 through 10, 11(a), 11(g) and 11 (h) of the Addendum to Lease, as terms and conditions of this Sublease (with each reference therein to Lessor and Lessee to be deemed to refer to Sublessor and Sublessee and each reference therein to Commencement Date shall mean the Commencement Date as used in this Sublease), and along with all of the following paragraphs set up in this Sublease shall be the complete terms and conditions of this Sublease. With respect to obligations or services to be performed or provided by Master Lessor under the Master Lease including without limitation those set forth in Articles IX, X, XII and XIII, Sublessee agrees Sublessor's sole obligation shall be to exercise reasonable efforts to require Master Lessor to comply with such obligations as provided in Section 18 hereof.

3. PREMISES. Sublessor leases to Sublessee, and Sublessee hires from said Sublessor, subject to the terms and conditions contained herein, approximately 13,395 rentable square foot of space, located at 1306 Orleans Drive, Sunnyvale, County of Santa Clara, California, (the "Premises"), as more particularly shown on Exhibit B attached hereto. Sublessor and Sublessee hereby agree that the above statement of rentable square footage, is an approximation which both parties agree is reasonable and Sublessee's obligations herein are not subject to revision whether or not the actual square footage is more or less.

4.       TERM.

     4.1 TERM. The term of this Sublease shall commence on the later to occur of
(i) August 1, 1999 or (ii) the consent of the Master Lessor to this Sublease (the "Commencement Date"), and shall expire on December 31, 2001 or such earlier date as the Master Lease may be terminated pursuant to the terms thereof. Sublessee shall be obligated to accept possession of the Premises on the Commencement Date whether or not the Tenant Improvements (as defined herein) have been substantially completed.

     4.2 DELAY IN COMMENCEMENT. Notwithstanding said Commencement Date, if for any reason Sublessor cannot delivery possession of the Premises to Sublessee on such date, Sublessor shall not be subject to any liability therefor, nor shall such failure affect the validity of this Sublease or the obligations of Sublessee hereunder or extend the term hereof, but in such case Sublessee shall not be obligated to pay rent until possession of the Premises is delivered to Sublessee; provided, however, that if Sublessor shall not have delivered possession of the Premises by November 1, 1999, Sublessee may, at Sublessee's option, by notice in writing to Sublessor, cancel this Sublease by providing written notice thereof to Sublessor within ten (10) days after the expiration of the aforesaid thirty (30) day period. Effective immediately, if this Sublease is canceled as herein provided, Sublessor shall return any monies previously deposited by Sublessee and the parties shall be discharged from all obligations hereunder.

     4.3 EARLY POSSESSION. Subject to full execution of this Sublease and delivery of all required insurance and the security deposit in accordance with
Section 8, Sublessor shall use good faith effort to allow Sublessee to occupy the Premises for the purpose of constructing the Tenant Improvements prior to the Commencement Date subject to all of the provisions of this

                                      2.
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Sublease except the obligation to pay rent. Such early possession shall not advance the termination date of this Sublease.

5. RIGHT OF FIRST OFFER TO EXTEND: If Sublessor does not need of the Premises for its own business purposes, which need shall be determined in Sublessor's sole and absolute discretion (i.e. if the space becomes available to lease to any third party), then Sublessee will have a one-time right of first offer to extend the term of this Sublease for a period of one (1) year. If Sublessor will not need the Premises beyond the initial term hereof, Sublessor will notify Sublessee on or prior to May 30, 2001 that the space will become available, and on what terms Sublessor would be willing to sublease the space. Except as modified by any terms specifically addressed in Sublessor's Notice, the terms of the Sublease will apply to the space. Sublessee will have 30 calendar days to notify Sublessor of Sublessee's election to extend the Sublease. If Sublessee exercises its right to sublease the space, Sublessor and Sublessee will amend the Sublease, modify the rent and other Sublease terms affected by the extension of the Sublease. If, however, Sublessee elects not to lease the space or Sublessee fails to notify Sublessor of Sublessee's election to lease the space within a 30 calendar-day period, Sublessor will have the right to sublease the space to a third party without further notice to Sublessee. In the event that Sublessor does not notify Sublessee on or prior to May 30, 2001 that the space will become available, then Sublessee shall have no further rights hereunder.

6. TENANT IMPROVEMENTS: Subject to Sublessee's satisfaction of the condition set forth in Section 8 B. and this Section 6, Sublessor agrees to fund $75,000 (the "Allowance") of the cost of the Tenant Improvements. Notwithstanding the foregoing or anything contained herein to the contrary, Sublessor's obligation to fund the Allowance or any portion thereof shall be subject to the condition precedent that Sublessor receives the Allowance from Master Lessor in accordance with the Master Lease. Provided Sublessor has received such funds from Master Lessor, Sublessor agrees to reimburse Sublessee for costs incurred by Sublessee to construct the Tenant Improvements (collectively, the "Tenant Improvements") in an amount not to exceed $75,000, provided further that (a) prior to commencing construction of the Tenant Improvements, Sublessee has obtained Sublessor's and Master Lessor's approval of the Tenant Improvements and the plans and specifications therefor in writing; (b) if requested by Master Lessor, Sublessee has furnished Master Lessor with a lien and completion bond in form and amount reasonably satisfactory to Sublessor and Master Lessor (provided Sublessor may not withhold its approval if Master Lessor approves); (c) Sublessee has entered into a contract with a general contractor, approved by the Master Lessor for the construction of the Tenant Improvements; (d) Sublessee's architect shall have delivered a written certificate to Sublessor that the Tenant Improvements identified in the Request for Payment have been substantially completed in accordance with the approved plans and specifications; (e) Sublessor has received fully executed unconditional lien waivers as to work which was subject of prior Request for Payments and conditional lien waivers as to current work in the form prescribed by law from Sublessee's contractor, all subcontractors and suppliers furnishing labor or materials with respect to the Tenant Improvements; (f) Sublessee has constructed the Tenant Improvements in accordance with the requirements of the Master Lease and this Sublease, and with all applicable laws, codes, permits, and the Americans with Disabilities Act; (g) Sublessee has furnished its Request for Payment no later than eleven (11) months following the Commencement Date; and
(h) Sublessee has complied with the terms of the Master Lease respecting the Tenant Improvements. All work to be performed by Sublessee pursuant hereto shall be performed in

                                      3.
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good and workmanlike manner using new materials. In addition to the
Allowance, Sublessor shall make available to Sublessee the additional sum of $50,000 if requested by Sublessee (the "Additional Allowance"). Such amount shall be paid back to Sublessor over the term hereof as additional rent amortized at a rate of ten percent (10%) per annum.

7. RENT. Rent shall commence thirty (30) days following the Commencement Date (as defined herein). The monthly rent shall be payable in advance on the first day of each calendar month as follows:

      Base Rent:

      Months 01-12           $21,432.00 per month ($1.60/foot/month NNN)
      Months 13-24           $22,289.00 per month ($1.66/foot/month NNN)
      Months 25-expiration   $23,181.00 per month ($1.73/foot/month NNN)

         Sublessee shall pay Sublessor upon the execution hereof the sum of Twenty One Thousand Four Hundred Thirty Two Dollars ($21,432.00) as rent for the first month of the Term. Rent for any period during the term hereof which is less than one month shall be a pro-rata portion of the monthly installment. In addition to base rent, Sublessee shall pay as additional rent ("Additional Rent") within three (3) days after demand all other amounts payable by Sublessor under the Master Lease (other than the Monthly Rent referred to in paragraph 1.9 of the Lease) which are incurred at the request of Sublessee or which are applicable to the Premises. It is the intent of the parties that Sublessee shall pay all costs and expenses relating to the Premises which arise under the Master Lease, whether or not such costs and expenses are specifically referred to herein.

         Rent shall be payable to Sublessor in lawful money of the United States, without prior notice, demands, or offset.

         In the event of any casualty or condemnation affecting the Premises, rent payable by Sublessee shall be abated hereunder, but only to the extent that rent under the Master Lease is abated with respect to the Premises. Sublessee waives any right to terminate the Sublease in connection with such casualty or condemnation except that to the extent such right is granted Sublessor under the Master Lease, Sublessee shall have the same right with respect to the termination of this Sublease.

8. SECURITY DEPOSIT PROVISIONS. Upon the execution of this Sublease, Sublessee shall deposit with Sublessor a cash security deposit in the amount of Twenty Thousand Ninety Two and 50/100 dollars ($20,092.50) (the "Security Deposit"). Sublessor may apply all or part of the Security deposit to any unpaid rent or other charges due from Sublessee or to cure any other defaults of Sublessee. If Sublessor uses any part of the Security Deposit, Sublessee shall restore the Security Deposit to its full amount within thirty (30) days after Sublessor's written request. No interest shall be paid on the Security Deposit. Sublessor shall not be required to keep the Security Deposit separate from its other accounts and no trust relationship is created with respect to the Security Deposit. Sublessor shall refund the unused portion of the Security Deposit to Sublessee within thirty (30) days after the expiration or earlier termination of this Sublease.

                                      4.
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9. SIGNAGE: Sublessee has the right to monument signage in appropriate locations
(subject to city and Master Lessor approval).

10. USE. The Premises shall be used and occupied only for the purposes allowed pursuant to the Master Lease, including: manufacturing and assembly, research and development, storage and distribution, and office.

11. BROKERS. Sublessor and Sublessee each represent and warrant to the other that it has dealt with no brokers ("Brokers") in connection with this Sublease transaction. Each of the Sublessor and Sublessee shall indemnify and hold harmless the other from and against any and all claims, liabilities, losses, damages, costs and expenses (including, without limitation, attorneys fees) arising out of or related to any breach of such party's representation and warranty set forth in this Paragraph 11.

12. CONDITION OF PREMISES. Sublessee hereby accepts the Premises in their "as-is" condition existing as of the date hereof, subject to all applicable zoning, municipal, county and state laws, ordinances and regulations governing and relating to the use of the Premises, and accepts this Sublease subject thereto and to all matters disclosed thereby and by any exhibits attached hereto.

13. PARKING. Sublessee shall be entitled to its proportionate share of all such parking rights as Sublessor may have pursuant to the Master Lease.

14. REPRESENTATIONS AND WARRANTIES. Sublessor hereby represents and warrants to Sublessee as follows: the Master Lease, including amendments, constitutes the entire agreement between Master Lessor and Sublessor with respect to the Premises; there are no defaults under the Master Lease, and to the best of Sublessor's knowledge, no event has occurred which, with the passage of time, the give of notice, or both, would constitute a default under the Master Lease; and Sublessor has not assigned or sublet the Premises to any other party, nor has Sublessor encumbered the Premises or its leasehold estate pursuant to the Master Lease.

15. COUNTERPARTS. This Sublease may be signed in multiple counterparts which, when signed by all parties, shall constitute a binding agreement.

16. ATTORNEY'S FEES. In any action between the parties arising out of this Sublease, the prevailing party in the action shall be entitled, in addition to damages, injunctive relief or other relief; to its reasonable costs and expenses including, without limitation, costs and reasonable attorneys' fees fixed by the court.

17. OBTAINING MASTER LESSOR'S CONSENT. Sublessor shall use commercially reasonable efforts to obtain Master Lessor's consent to this Sublease pursuant to the Master Lease.

18. SUBLESSOR'S OBLIGATIONS. To the extent that the provision of any services or the performance of any maintenance or any other act (singly and/or collectively, "Master Lessor Obligations") is the responsibility of Master Lessor, Sublessor, upon Sublessee's request, shall make reasonable efforts to cause Master Lessor to perform such Master Lessor Obligations; provided, however, that in no event shall Sublessor be liable to Sublessee for any liability, loss or

                                      5.
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damage whatsoever in the event that Master Lessor shall fail to perform the same, nor shall Sublessee be entitled to withhold rent or terminate this Sublease.

         Except as provided in this paragraph 18, Sublessee acknowledges that Sublessor is not in a position to furnish the services set forth in the Master Lease, obtain a nondisturbance agreement, or to perform certain other obligations which are not within Sublessor's control, including without limitation, maintenance, repairs and replacements, compliance with laws, and restoration of the Premises or Buildings after casualty or condemnation. Notwithstanding anything to the contrary contained therein, Sublessee agrees to look solely to the Master Lessor to furnish and perform all services and obligations of Master Lessor under the Master Lease.

19. SURRENDER OF PREMISES. Notwithstanding anything in the Sublease or Master Lease to the contrary, at or upon the expiration or earlier termination of this Sublease, Sublessee agrees to surrender (i) any lab/manufacturing area of the Premises in shell condition with all Tenant Improvements demolished and free of debris if so requested by Sublessor, and otherwise in its as-improved condition less lab cabinets, and (ii) the office portion of the Premises in its as-improved condition.

20. CROSS DEFAULT. Any default hereunder shall also be deemed to be a default under that certain sublease by and between Sublessor and Sublessee for those certain premises located at 1310 Orleans Drive, dated as of April 3, 1997.

21. RIGHT OF FIRST REFUSAL. In the event that the premises currently subleased by Control Data Systems, Inc. which is adjacent to the Premises becomes available for sublease to the general public during the term of this Sublease, Sublessor shall notify Sublessee of such availability and the terms and conditions on which Sublessor will lease the space. Sublessee shall have thirty
(30) calendar days in which to notify Sublessor of Sublessee's decision to lease the space under the terms and conditions contained in Sublessor's notice. In the event that Sublessee does not give such notice to Sublessor, then Sublessee shall have no further right to lease the space and Sublessor shall be free to lease the space to any other person or entity on any terms and conditions as Sublessor in its sole discretion deems appropriate.

22. UTILITIES. Notwithstanding anything to the contrary contained in section 7.7 of the Master Lease as incorporated herein, Sublessor shall contract for electrical, water and sewage service for the building located at 1306 Orleans of which the Premises are a part. Sublessee shall be responsible for and shall pay promptly for its pro-rata share of all such utilities. Sublessee may, with the approval of the Master Lessor, arrange to split utilities among subtenants, if any, if practicable.

23. ASSIGNMENT AND SUBLETTING. Any assignment or subletting shall be subject to the terms and conditions of the Master Lease, and Subtenant shall not take any such action until it obtains the consent of the Master Lessor, as may be required.

                                      6.
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SUBLESSOR:  MICROBAR, INC.             SUBLESSEE:  AEROGEN, INC.

By: /s/ Bruce M. Juhdlo                  By: /s/ Jane E. Shaw
   --------------------------------         --------------------------------
Title: C.E.O                             Title: C.E.O
      -----------------------------            -----------------------------
Date: 8/6/99                             Date: 8/9/99
     ------------------------------           ------------------------------

Exhibit A -   Third Amendment to Master Lease
Exhibit B -   Premises
Exhibit C -   Consent of Master Lessor


                                        7.